Exhibit 8.2

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com July 10, 2026	Facsimile: +1 212 446 4900

Huntsman Corporation

10003 Woodloch Forest Drive

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel to Huntsman Corporation, a Delaware corporation (“Huntsman”), in connection with the proposed business combination effected either through the Direct Merger or the Subsidiary Mergers, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2026, by and among Huntsman, Olin Corporation, a Virginia corporation (“Olin”), Olympus Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Olin (“First Merger Sub”), and Hook Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Olin (“Second Merger Sub”). All capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

At your request, and in connection with the effectiveness of the Registration Statement of Olin on Form S-4, filed on July 2, 2026 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof (“Proxy Statement/Prospectus”), we are rendering our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the Merger Agreement and the documents referenced therein; (ii) the Registration Statement, including the Proxy Statement/Prospectus; (iii) the statements and representations made by or on behalf of Huntsman, Olin, First Merger Sub, and Second Merger Sub in the letters of Huntsman and Olin, dated as of July 10, 2026, and delivered to us for purposes of rendering this opinion (the “Tax Representation Letters”); and (iv) such other documents, information and materials as we have deemed necessary or appropriate.

Huntsman Corporation

July 10, 2026

In rendering this opinion, we have assumed (without any independent investigation or review thereof), with your permission, that: (1) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement and such other documents; (2) the Direct Merger or Subsidiary Mergers, as applicable, and the other transactions described in the Merger Agreement will be consummated pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement and the documents referenced therein, without the waiver or modification of any such terms or conditions, and as described in the Registration Statement; (3) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of Huntsman, Olin, First Merger Sub, and Second Merger Sub in the Merger Agreement and the documents referenced therein, the Registration Statement and the Tax Representation Letters are true, complete and correct as of the date hereof and, at all times up to the Effective Time or Second Effective Time, as applicable, will continue to be true, complete and correct; (4) all facts, information, statements, covenants, representations, warranties and agreements made (or agreed to) by or on behalf of Huntsman, Olin, First Merger Sub, and Second Merger Sub in the Merger Agreement and the documents referenced therein, the Registration Statement and the Tax Representation Letters that are qualified by knowledge, intention, expectation, belief, materiality or comparable qualification are and, at all times up to the Effective Time or Second Effective Time, as applicable, will continue to be true, complete and correct as though not so qualified; (5) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Effective Time or Second Effective Time, as applicable, there will be no plan, intention, understanding or agreement; and (6) Huntsman, Olin, First Merger Sub, and Second Merger Sub will report the Direct Merger or the Subsidiary Mergers, as applicable, for all U.S. federal income tax reporting purposes in a manner consistent with this opinion. We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements, and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct at all times up to the Effective Time or Second Effective Time, as applicable, and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Direct Merger or Subsidiary Mergers, as applicable, are consummated other than in accordance with the terms and conditions set forth in the Merger Agreement and the documents referenced therein or as described in the Registration Statement, our opinion as expressed below may be adversely affected.

Huntsman Corporation

July 10, 2026

Our opinion is based on the Code, the Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein and set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” we are of the opinion that, for U.S. federal income tax purposes, (i) with respect to the Direct Merger, the Direct Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (ii) with respect to the Subsidiary Mergers, the First Subsidiary Merger and the Second Subsidiary Merger should be treated as a single integrated transaction that should qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (iii) each of Olin, Huntsman, First Merger Sub and Second Merger Sub should be a “party to a reorganization” within the meaning of Section 368(b) of the Code; and (iv) the discussion contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” is accurate in all material respects.

Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Direct Merger or the Subsidiary Mergers, as applicable. We express no opinion on any issue or matter relating to the tax consequences of the Direct Merger or the Subsidiary Mergers, as applicable, contemplated by the Merger Agreement other than the opinion set forth above. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. This opinion is based on facts and circumstances existing on the date hereof and is being delivered prior to the consummation of the Direct Merger or the Subsidiary Mergers, as applicable, and therefore is prospective and dependent on future events. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.2 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP